UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2007

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts		02210-2377
(Address of Principal Executive Offices)		(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Offer to Sell Notes

On October 19, 2007, SatCon Technology Corporation (the “Company”) entered into an Offer to Sell Notes (the “Offer”) with all of the holders of the Company’s senior secured convertible notes (the “Notes”). Under the terms of the Offer, at any time prior to November 9, 2007, the Company has the right to purchase the Notes for an amount in cash equal to 120% of the aggregate outstanding principal amount of the Notes plus accrued and unpaid interest thereon. To effect such purchase, the Company must provide such holders with at least three (3) business days’ notice. Until such purchase is consummated, the holders retain the right to convert the Notes in accordance with their terms.

In exchange for the holders’ agreement to keep the Offer open until November 9, 2007, the Company agreed to issue to the holders 749,999 shares of the Company’s common stock (the “Shares”) with piggy back registration rights. Such Shares were issued effective as of October 19, 2007.

A copy of the Offer is attached hereto as Exhibit 10.1.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the issuance of the Shares pursuant to the Offer is incorporated herein by reference.

The Shares will be issued in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Offer to Sell Notes, dated as of October 19, 2007, by and among the Company and the entities identified on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: October 22, 2007	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer to Sell Notes, dated as of October 19, 2007, by and among the Company and the entities identified on the signature pages thereto.